Page 18 of 19 Pages
Exhibit 1
AGREEMENT
JOINT FILING OF SCHEDULE 13G
          The undersigned hereby agree to file jointly the Statement on Schedule 13G (the “Statement”) relating to the Class A Common Stock, par value $0.01 per share of Emergency Medical Services Corporation and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.
          It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.
          This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.
          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as July 26, 2006.

ONEX CORPORATION

By:	/s/ Christopher Govan

Name: Christopher Govan
Title: Vice President

By:	/s/ Donald W. Lewtas

Name: Donald W. Lewtas
Title: Vice President

ONEX PARTNERS LP
By: Onex Partners GP LP, its General Partner
By: Onex Partners GP Inc., its General Partner

ONEX PARTNERS GP LP
By: Onex Partners GP Inc., its General Partner

ONEX EMSC CO-INVEST LP
By: Onex Partners GP LP, its General Partner
By: Onex Partners GP Inc., its General Partner

Page 19 of 19 Pages

ONEX PARTNERS GP Inc.

By:	/s/ Robert M. Le Blanc

Name: Robert M. Le Blanc
Title: President

By:	/s/ Donald F. West

Name: Donald F. West
Title: Vice President

ONEX PARTNERS LLC.

By:	/s/ Robert M. Le Blanc

Name: Robert M. Le Blanc
Title: Director

By:	/s/ Donald F. West

Name: Donald West
Title: Director

/s/ Donald W. Lewtas

Authorized signatory for
Gerald W. Schwartz